T 732.544.5544 F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x1107



QMed, Inc. Reports Profitable First Quarter Results of $0.06 per share
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Eatontown, New Jersey, March 28, 2005 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the first quarter ending February 28, 2005. Revenues for the three months were $4,755,486 compared to $3,792,820 a year ago. Net income was $874,803 or $0.06 per share compared to a loss of $(262,414) or $(0.02) per share in the year earlier. The Company had working capital of approximately $21,000,000 at February 28, 2005 compared to working capital of approximately $6,000,000 at November 30, 2004.

Michael W. Cox, president and CEO, said, "QMed continued its strong financial performance in the first quarter and we continue to project profit in our core business for the year. The quarter witnessed additional significant financial events. Since we believe that there are opportunities for meaningfully expanding our business, we strengthened our financial position significantly. As previously announced, we raised approximately $13.9 million, net of expense, in new equity capital during the quarter. We accomplished it in two private offerings of $8.3 million, net of expenses, in February and $5.6 million, net of expenses, last December. And, as also announced earlier, we became the first Disease Management firm successfully to complete the audit of its internal controls as required under Section 404 of the Sarbanes-Oxley Act."

"In accordance with our strategic business plan, we announced formation of QMedCare, Inc., and the hiring of Jack Rohfritch as its president and CEO," he added. "Jack's extensive health insurance background includes managing a $400 million HMO region as Senior Vice President for Cigna, as well as engineering impressive operational and financial turnarounds for other managed care organizations. These latter included CEO experience in Medicare, commercial and Medicaid HMOs."

"QMedCare is a wholly owned subsidiary," Cox continued. "It will act as an investor/holding company in affiliated companies. As we've indicated, such affiliates are expected to operate as specialty health plans or as firms that provide third party administration services. QMedCare is the sole investor in QMedCare Dakota LLC, a company specifically formed to administer a proposed Medicare Capitated Disease Management Demonstration project in South Dakota.

"Also in the quarter, HeartPartners, our large scale Medicare demonstration project, achieved increasing enrollment which is key to success," he continued. "We have currently randomized just over 6,000 heart failure patients into the project. It is important to understand that enrolling elderly chronically ill patients into randomized Medicare projects is a truly complex matter. We believe that as a result of our experiences in HeartPartners and in our first Medicare project, the Coordinated Care Demonstration, we have developed industry-leading tactics to overcome patient enrollment obstacles. But enrollment is just the first step. It is essential that patients be engaged and we are especially skilled at patient and physician engagement, critical elements for any DM organization to succeed in Medicare as well as for Medicare to achieve the health and financial improvements it seeks and so clearly needs."

"We are more confident than ever before that QMed is increasingly well prepared for a successful future. In large measure, this confidence reflects our conviction that QMed is uniquely able to help reduce the country's already enormous, continuously growing and obviously unsustainable healthcare financial burden. We base our optimism on our years of experience and on our carefully calibrated strategic positioning," Cox concluded.

                                           QMED, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS


ASSETS                                                                       February 28, 2005    November 30, 2004
                                                                             -----------------   -------------------
                                                                                 (unaudited)
Current assets
Cash and cash equivalents                                                    $     6,069,793      $     3,292,571
Investments                                                                       14,754,795            2,097,362
Accounts receivable, net of allowances of  $52,690 and $52,690, respectively       3,043,805            2,750,507
Inventory, net of reserve                                                             46,054               38,355
Prepaid expenses and other current assets                                            278,872              440,620
                                                                             ---------------      ---------------
                                                                                  24,193,319            8,619,415

Property and equipment, net of accumulated depreciation                            1,100,133            1,180,050
Product software development costs, net                                              862,682              858,022
Non-current accounts receivable                                                       44,827                    -
Other assets                                                                         129,658              132,136
Investment in joint ventures                                                          44,363               47,854
                                                                             ---------------      ---------------
                                                                             $    26,374,982      $    10,837,477
                                                                             ===============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                                        $       916,534      $       817,234
Leases payable, current portion                                                      113,605              119,757
Accrued salaries and commissions                                                     393,118              416,382
Fees reimbursable to health plans                                                     29,290              161,178
Contract billings in excess of revenues                                            1,865,613            1,245,862
Deferred warranty revenue                                                             20,555               23,652
Income taxes payable                                                                  52,053               16,000
                                                                             ---------------      ---------------
                                                                                   3,390,768            2,800,065

Leases payable - long term                                                           117,805              146,742
                                                                             ---------------      ---------------
                                                                                   3,508,573            2,946,807

Commitments and Contingencies
Stockholders' equity
   Common stock $.001 par value; 40,000,000 shares authorized; 16,553,901 and
   15,150,054 shares issued and 16,531,901 and
   15,128,054 outstanding, respectively                                               16,554               15,150
Paid-in capital                                                                   50,061,720           35,961,800
Accumulated deficit                                                              (27,129,214)         (28,004,017)
Accumulated other comprehensive income
   Unrealized loss on securities available for sale                                   (7,026)              (6,638)
                                                                             ---------------      ---------------
                                                                                  22,942,034            7,966,295

Less treasury stock at cost, 22,000 common shares                                    (75,625)             (75,625)
                                                                             ---------------      ---------------
Total stockholders' equity                                                        22,866,409            7,890,670
                                                                             ---------------      ---------------
                                                                             $    26,374,982      $    10,837,477
                                                                             ===============      ===============

                                                  QMED, INC. AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)


                                                               For the Three Months Ended         For the Three Months Ended
                                                                    February 28, 2005                   February 29, 2004
                                                             -----------------------------        --------------------------
Revenue
   Disease Management services                               $                   4,707,067        $                3,739,221
   Medical equipment                                                                48,419                            53,599
                                                             -----------------------------        --------------------------
                                                                                 4,755,486                         3,792,820
                                                             -----------------------------        --------------------------

Cost of revenue
   Disease management services                                                   1,783,574                         1,963,985
   Medical equipment                                                                37,912                            37,213
                                                             -----------------------------        --------------------------
                                                                                 1,821,486                         2,001,198
                                                             -----------------------------        --------------------------

Gross profit                                                                     2,934,000                         1,791,622

Selling, general and administrative expenses                                     1,698,792                         1,746,155
Research and development expenses                                                  268,026                           254,419
                                                             -----------------------------        --------------------------

Income (loss) from operations                                                      967,182                          (208,952)

Interest expense                                                                    (7,002)                           (6,698)
Interest income                                                                     41,160                            23,533
Loss in operations of joint venture                                                (70,885)                          (75,000)
Other income                                                                         1,748                             8,703
                                                             -----------------------------        --------------------------
Income (loss) before income tax provision                                          932,203                          (258,414)

Provision for state income taxes                                                   (57,400)                           (4,000)
                                                             -----------------------------        --------------------------

Net income  (loss)                                           $                     874,803        $                 (262,414)
                                                             =============================        ==========================


Basic earnings (loss) per share
   Weighted average shares outstanding                                          15,837,577                        14,644,546
                                                             =============================        ==========================
   Basic earnings (loss) per share                           $                         .06        $                     (.02)
                                                             =============================        ==========================

Diluted earnings (loss) per share
   Weighted average shares outstanding                                          17,972,943                        14,644,546
                                                             =============================        ==========================
   Diluted earnings (loss) per share                         $                         .05        $                     (.02)
                                                             =============================        ==========================


About QMed, Inc.
----------------
QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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